                                                          Exhibit 23.2



                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Respironics, Inc. Registration Statement (Post Effective Amendment No. 1 on Form S-8 to Form S-4) pertaining to the Healthdyne Technologies, Inc. stock option plans and to the incorporation by reference therein of our report dated September 10, 1997, with respect to the consolidated financial statements and schedule of Respironics, Inc. included in its Annual Report (Form 10-K) for the year ended June 30, 1997, filed with the Securities and Exchange Commission.





                                              /s/ Ernst & Young LLP

                                                  Ernst & Young LLP



Pittsburgh, Pennsylvania
February 11, 1998